UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2020

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
EXTENSION OF TIME TO FILE THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2020 PURSUANT TO SECURITIES AND EXCHANGE COMMISSION ORDER [RELEASE NO. 34-88465 / MARCH 25, 2020] UNDER SECTION 36 OF THE SECURITIES EXCHANGE ACT OF 1934 MODIFYING EXEMPTIONS FROM THE REPORTING AND PROXY DELIVERY REQUIREMENTS FOR PUBLIC COMPANIES AS RELIEF PROVIDED TO REGISTRANTS OR OTHER PERSONS IMPACTED BY COVID-19 FROM MARCH 1, 2020 TO JULY 1, 2020.

1.	The Company is relying on the Order (Release No. 34-88465) for the extension of up to 45 days after the required filing date of May 15, 2020;

2.
The Company is not in a position to file its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Quarterly Report”) in a timely manner (by the May 15, 2020 due date) without compromising the health and safety of key personnel involved in its completion because of the ongoing coronavirus (COVID-19) pandemic;

3.
Although the Company is relying on, and may ultimately require the full 45 days of relief, which may be necessary if the COVID-19 pandemic continues to impose additional burdens and delays on key personnel, it is anticipated that the Quarterly Report, will be filed on or before June 29, 2020;

4.
The Company is supplementing the Risk Factors previously disclosed in Item 1A of the Annual Report on Form 10-K for the fiscal year ended December 29, 2019 (the “Annual Report”). The following risk factor should be read in conjunction with the Risk Factors disclosed in the Annual Report.

The coronavirus (COVID-19) pandemic, has and will continue to materially and adversely affect our business, financial condition and results of operations.
The recent outbreak of COVID-19, and any other outbreaks of contagious diseases or other adverse public health developments in the United States and worldwide, has had a material adverse effect on our business, financial condition and results of operations. In 2020, COVID-19 has significantly impacted economic activity and markets worldwide, and it could continue to negatively affect our business in a number of ways. These effects include, but are not limited to:

▪	Disruptions or restrictions on our employees’ ability to work effectively due to illness, travel bans, quarantines, shelter-in-place orders or other limitations.

▪
Temporary closures of our facilities or the facilities of our customers. In March 2020,  General Motors Company (“GM”), Fiat Chrysler Automobiles (“FCA”) and Ford Motor Company (“Ford”) elected to shut down manufacturing operations in North America and, at this time, have not determined when such operations will resume. Direct and indirect sales through Tier I suppliers, to GM, FCA, and Ford represented approximately 51%, of our net sales for the fiscal year ended December 29, 2019. Net sales to automotive customers, most of whom have idled their manufacturing facilities as a result of the COVID-19 pandemic, were approximately 86% of the Company’s net sales during the fiscal year ended December 29, 2019. The closures of our customers’ operations have had a substantial adverse effect on our results of operation and financial condition.

▪
In an effort to increase the wider availability of needed medical and other supplies and products, we have elected and may further elect to, or governments may require us to, allocate manufacturing capacity in a way that could adversely affect our regular operations and that may adversely impact our customer and supplier relationships.

▪	Costs incurred and revenues lost during and from the effects of the COVID-19 pandemic likely will not be recoverable.

▪
The failure of third parties on which we rely, including our suppliers, customers, contractors, commercial banks and external business partners, to meet their respective obligations to the Company, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties.

▪
The COVID-19 pandemic has significantly increased economic and demand uncertainty and has led to disruption and volatility in the global credit and financial markets, which increases the cost of capital and adversely impacts access to capital for both the Company and our customers and suppliers.

The extent to which the COVID-19 pandemic, or other outbreaks of disease or similar public health threats, materially and adversely impacts our business, financial condition and results of operations is highly uncertain and will depend on future developments. Such developments may include the geographic spread and duration of the virus, the severity of the disease and the actions that may be taken by various governmental authorities and other third parties in response to the outbreak. In addition, how quickly, and to what extent, normal economic and operating conditions can resume cannot be predicted, and the resumption of normal business operations may be delayed or constrained by lingering effects of the COVID-19 pandemic on our suppliers, third-party service providers, and/or customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: May 8, 2020	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer